Exhibit 10.2
RELEASE OF CERTAIN GUARANTORS
Reference is made to that certain Fourth Supplemental Indenture, dated as of February 8, 2021, as supplemented by that certain Supplemental Indenture, dated as of March 5, 2021, that certain Supplemental Indenture, dated as of September 9, 2022, that certain Supplemental Indenture, dated as of November 22, 2022, and that certain Supplemental Indenture, dated as of March 1, 2024 (the “Fourth Supplemental Indenture”), among Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust), a Maryland real estate investment trust (the “Company”), U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”), each of the Subsidiaries listed on Schedule I attached hereto (each, a “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors, to the Indenture, dated as of February 18, 2016 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 4.375% Senior Notes due 2031 (the “Notes”). The terms defined in the Fourth Supplemental Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 6 of the Fourth Supplemental Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of each Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of each Released Guarantor of all other obligations under the Fourth Supplemental Indenture, the Indenture or the Notes, each as of May 29, 2025.

Dated as of June 30, 2025.
U.S. Bank Trust Company, National Association, as Trustee
By:    /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

SCHEDULE I

RELEASED GUARANTORS

1.SNH MD Tenant LLC, a Maryland limited liability company
2.SNH PLFL Tenant LLC, a Delaware limited liability company
3.SNH SE Tenant TRS, Inc., a Maryland corporation
2